UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2019

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Election of Directors.

On January 10, 2019, Ann Cunningham, M.B.A., was appointed to serve on the Board of Directors (the “Board”) of VistaGen Therapeutics, Inc. (the “Company”), and to serve as a member of the Board’s Corporate Governance and Nominating Committee. Ms. Cunningham was deemed to be an “independent director,” as such term is defined in Rule 5605 of the listing rules of the Nasdaq Stock Market. A copy of the press release announcing Ms. Cunningham’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Ann Cunningham, age 51, currently serves as Managing Partner of  I3 Strategy Partners, an insights consulting team comprised of qualitative and quantitative market researchers, analytics experts and pharmaceutical industry strategists focused on planning and executing successful portfolio strategies and commercial launches in the pharmaceutical industry. Prior to founding I3 Strategy Partners, Ms. Cunningham served as Vice President, Neurodegenerative Diseases and Psychiatry for Teva Pharmaceuticals Industries, Ltd. from 2015 to 2018, as Senior Marketing Director for Otsuka America Pharmaceutical from 2013 to 2015 and in several commercial marketing-focused positions for Eli Lily and Company from 1999 to 2013, including serving as Global Marketing Senior Director from 2009 to 2013. Ms. Cunningham holds a B.A. degree in Psychology from Yale University and an M.B.A., with a focus on marketing management, from the University of Michigan.

There are no arrangements or understandings between Ms. Cunningham and any other person pursuant to which she was selected as a director, and Ms. Cunningham is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Ms. Cunningham in connection with her appointment. The Indemnification Agreement requires the Company to indemnify Ms. Cunningham to the fullest extent permitted under Nevada law against liability that may arise by reason of her service to the Company and to advance certain expenses incurred as a result of any proceeding against her as to which she could be indemnified.

The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: January 15, 2019	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indemnification Agreement, dated January 10, 2019, by and between VistaGen Therapeutics, Inc. and Ann Cunningham
99.1	Press Release, dated January 15, 2019